As filed with the Securities and Exchange Commission on May 1, 2025

Registration No. 333-286783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Canada	6199	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Shubha Dasgupta

Chief Executive Officer

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the America, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-286783) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: We have filed the exhibits listed on the accompanying exhibit index of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agent Agreement
3.1^	Articles of Continuance
3.2^	Bylaws
4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
5.1#	Opinion of MLT Aikins LLP
5.2#	Opinion of Sichenzia Ross Ference Carmel LLP
10.1^	Stock Option Plan
10.2^	Salesforce Agreement, between the Company and Salesforce.com, dated December 1, 2020
10.3^	Employment Agreement, dated April 4, 2023 between the Company and Sarfraz Habib
10.4^	Form of Mortgage Broker Affiliation Agreement
10.5*	Equity Purchase Agreement dated May 10, 2024
10.6*	Registration Rights Agreement dated May 10, 2024
10.7*	Securities Purchase Agreement dated May 10, 2024
10.8*	Convertible Promissory Note
10.9	Form of Securities Purchase Agreement
14.1+	Code of Ethics
21.1^	List of Subsidiaries of the Registrant
23.1#	Consent of MNP LLP
23.2#	Consent of MLT Aikins LLP (included in Exhibit 5.1)
23.3#	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1#	Power of Attorney (included on the signature page to this registration statement)
99.1+	Audit Committee Charter
99.2+	Compensation Committee Charter
99.3+	Nominating and Corporate Governance Committee Charter
107#	Filing Fee Table

+	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the SEC on December 1, 2022, as amended (File No. 333-268636)
^	Incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on December 14, 2023 (File No. 001-41738)
*	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2024 (File No. 001-41738)
#	Previously filed

Financial statement schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North York, Province of Ontario, Canada, on May 1, 2025.

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta

By:	/s/ Sarfraz Habib
Sarfraz Habib
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shubha Dasgupta	Chief Executive Officer	May 1, 2025
Shubha Dasgupta	(Principal Executive Officer)

/s/ Sarfraz Habib	Chief Financial Officer	May 1, 2025
Sarfraz Habib	(Principal Accounting and Financial Officer)

/s/ *	President; Chief Operating Officer; and Director	May 1, 2025
Kendall Marin

/s/ *	Chairman of the Board	May 1, 2025
Drew Green

/s/ *	Director	May 1, 2025
Paul Baron

/s/ *	Director	May 1, 2025
Tasis Giannoukakis

*By:	/s/ Shubha Dasgupta
Name:	Dean Huge
Attorney-in-fact

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